FORM 8-K


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC   20549



                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934


DATE OF REPORT (Date of earliest event reported): May 5, 1997


                                EFTEK CORP.
           (Exact name of registrant as specified in its charter)




        Nevada                    33-26789-NY          93-0996501
(State or other juris-            (Commission         (IRS Employer
diction of incorporation)         File Number)      Identification No.)


                          Bloomfield Business Park
                            408 Bloomfield Drive
                                Units 1 & 2
                        West Berlin, New Jersey 08091
                  (Address of Principal Executive Offices)

               Registrant's telephone number:  (609) 767-2300


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                                  FORM 8-K

ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

          The following information is furnished in accordance with Item 701 of Regulation S-B as to all equity securities of the Registrant sold by the Registrant that were not registered under the Securities Act of 1933 ("Act") in reliance upon Regulation S under the Act.

          A.   Title and Amount of Securities Sold and Date of the
               Transactions.

               (i) 119,924 shares of $.001 par value common stock sold at $.375 per share with net funds received by the Registrant on May 5, 1997.

               (ii) 125,000 shares of $.001 par value common stock sold at $.375 per share with net funds received by the Registrant on May 6, 1997.

               (iii) 38,598 shares of $.001 par value common stock sold at $.375 per share with net funds received by the Registrant on May 14, 1997.

               (iv) 125,000 shares of $.001 par value common stock sold at $.375 per share with net funds received by the Registrant on May 15, 1997.

               (v) 40,000 shares of $.001 par value common stock sold at $.375 per share with net funds received by the Registrant on May 19, 1997.

          B.   Name of Placement Agent -Berkshire International Finance, Inc.

          C.   Consideration Received

               (i) Total consideration paid was $45,031 ($.375 per share) with Registrant receiving net funds of $44,631.

               (ii) Total consideration paid was $46,875 ($.375 per share) with Registrant receiving net funds of $46,625.

               (iii) Total consideration paid was $15,598 ($.375 per share) with Registrant receiving net funds of $15,427.

               (iv) Total consideration paid was $46,875 ($.375 per share) with Registrant receiving net funds of $46,625.

               (v) Total consideration paid was $15,000 ($.375 per share) with Registrant receiving net funds of $14,904.

          D. Persons or Classes of Persons to Whom the Securities Were Sold and Exemption from Registration Claimed - Non-U.S. persons eligible for utilization of Regulation S under the Act as not being a "U.S. person" as defined in Rule 902(o), which person(s) has warranted and represented in an Offshore Securities Subscription Agreement that he or it is eligible to utilize such exemptions as afforded to non-U.S. persons in accordance with aforesaid Regulation S under the Act.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              EFTEK CORP.



                              BY:  /s/Frank Whitmore
                                   _____________________________
                                   FRANK WHITMORE, President










EFTEK\5-5-97.8-K